SSGA® Funds

One Iron Street

Boston, MA 02210

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

December 18, 2020

Ladies and Gentlemen:

Reference is made to the Amended and Restated Custodian Agreement between us dated April 11, 2012 (the “Agreement”).

Please be advised that, with respect to the fund noted below, the undersigned Trust is providing notice that the following fund was terminated and removed from Exhibit A.

Fund	Effective Date
State Street Dynamic Small Cap Fund	December 18, 2020

Please update Exhibit A to the Agreement accordingly.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

SSGA Funds

By:	/s/ Ellen M. Needham
Ellen M. Needham, President

Accepted:

State Street Bank and Trust Company

By:	/s/ James Hill
Name:	James Hill, Managing Director

Custodian Agreement

Exhibit A

LIST OF FUNDS

State Street Defensive Emerging Markets Equity Fund

State Street International Stock Selection Fund

State Street S&P 500 Index Fund

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